UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

LUBY’S, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(I.R.S. Employer Identification No.)
13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange at which registered
Common Stock ($0.32 par value per share)	LUB	New York Stock Exchange
Common Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 8.01 OTHER EVENTS.

Luby’s, Inc. (the “Company”) discovered on March 24, 2021 that its information systems (“IS”) were affected by a cybersecurity incident. Upon learning of the incident, the Company undertook immediate steps to investigate and remediate the problem, including engaging security and forensics experts to assess the impact on the Company’s IS, implementing additional security measures to help prevent a similar incident in the future, and to restore its IS, which is ongoing.

Based on the information available to the Company to date, the Company is not aware of any compromise of systems containing any confidential employee, customer, or vendor data. Accordingly, the Company is not aware of any theft or public disclosure of same.

The Company will continue to assess the full extent of any impacts from the incident and is focused on expeditiously completing its investigation with the assistance of the third-party experts it retained.

The Company will continue to take all measures it believes to be appropriate to safeguard the integrity of its IS infrastructure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2021    LUBY’S, INC. By: /s/ John Garilli          John Garilli Interim President and Chief Executive Officer